                             CONSENT TO USE OF NAME
                                       IN
                             REGISTRATION STATEMENT

         This Consent to Use of Name in Registration Statement is executed as of June 30, 1999, by a duly authorized representative of International Data Corporation (the "Company").

         The Company hereby consents to the use of its name in the Registration Statement on Form S-1 (the "Registration Statement"), which has been filed by GreatFood.com, Inc. with the Securities and Exchange Commission (File No. 333-78885) in connection with its anticipated initial public offering. The Company understands that GreatFood.com, Inc. intends to use the Company name and reference certain market surveys and projection reports produced by the Company in the Registration Statement. The Company understands that the Registration Statement is a public document.

                                                 INTERNATIONAL DATA
                                                 CORPORATION

                                                 By: /s/ Barry L. Parr
                                                    -------------------------
                                                   Name: Barry L. Parr
                                                   Title: Director